EXHIBIT 99.2

RYERSON HOLDING CORPORATION

EXCHANGE OFFER

TO HOLDERS OF ITS

14 1/2% SENIOR DISCOUNT NOTES DUE 2015

NOTICE OF GUARANTEED DELIVERY

As set forth in the Prospectus, dated October    , 2010 (the “Prospectus”), of Ryerson Holding Corporation (the “Company”) under “The Exchange Offer—How to Tender—Guaranteed Delivery Procedures” and in the Letter of Transmittal (the “Letter of Transmittal”) relating to the offer by the Company to exchange (the “Exchange Offer”) up to $483,000,000 in principal amount at maturity of its 14 1/2% Senior Discount Notes due 2015 (the “Exchange Notes”) for any and all of its outstanding 14 1/2% Senior Discount Notes due 2015, issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Original Notes”), this form or one substantially equivalent hereto must be used to accept the Exchange Offer of the Company if: (i) certificates for the Original Notes are not immediately available or (ii) time will not permit all required documents to reach the Exchange Agent (as defined below) on or prior to the expiration date of the Exchange Offer or compliance with book-entry transfer procedures cannot be effected on a timely basis. Such form may be delivered by telegram, facsimile transmission, mail or hand to the Exchange Agent.

To:

Wells Fargo Bank, N.A.

(the “Exchange Agent”)

By Facsimile:

(612) 667-9825

Confirm by telephone:

(262) 361-4376

By Mail, Hand or Courier:

Wells Fargo Bank, N.A.

Corporate Trust Services

MAC N9311-110

625 Marquette Avenue

Minneapolis, Minnesota 55479

Attention:

For information on other offices or agencies of the Exchange Agent where Original Notes may be presented for exchange, please call the telephone number listed above.

Delivery of this instrument to an address other than as set forth above or as indicated upon contacting the Exchange Agent at the telephone number set forth above, or transmittal of this instrument to a facsimile number other than as set forth above or as indicated upon contacting the Exchange Agent at the telephone number set forth above, does not constitute a valid delivery.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which are hereby acknowledged, the principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus and the Letter of Transmittal.

Principal Amount of Original Notes

Tendered:

Certificate Nos.

(if available):

Total Principal Amount

Represented by Original Notes

Certificate(s):

Account Number:

Name(s) in which Original Notes

Registered:

Date:                   , 2010

Sign Here Signature(s): Please Print the Following Information Name(s): Address(es): Area Code and Tel. No(s).:

2

GUARANTEE

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees delivery to the Exchange Agent of certificates tendered hereby, in proper form for transfer, or delivery of such certificates pursuant to the procedure for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents, is being made within three business trading days after the date of execution of a Notice of Guaranteed Delivery of the above-named person.

Name of Firm:

Authorized Signature:

Number and Street or P.O. Box: City: State: Zip Code:

Area Code and Tel. No.:

Dated:                     , 2010

3